EXHIBIT 99.1

First Amendment to the

FOSTER WHEELER LTD.

2004 Stock Option Plan

(Adopted September 2004)

The Foster Wheeler Ltd. 2004 Stock Option Plan (the “Plan”), as adopted September 2004, is hereby amended as follows, pursuant to a resolution adopted by the Board of Directors at its meeting held May 10, 2005.

1.	The first sentence of Section 5 of the Plan is amended by the deletion of the second proviso to said sentence, so that the sentence reads in its entirety as follows.

“Any Employee or Consultant will be eligible to receive grants of Options under the Plan; provided, however, that Incentive Stock Options may be issued only to Employees.”

2.	The Amendment shall take effect on the date approved by the Board of Directors.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed this 10th day of May, 2005.

FOSTER WHEELER LTD.

By:
Its: